Exhibit 10.3

FIRST AMENDMENT
OF
REGISTRATION RIGHTS AGREEMENT

This First Amendment OF registration rights Agreement (“Amendment”) is hereby adopted by and among Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”) and Glaxo Group Limited (“Investor”), effective as of February 10, 2020 (the “Effective Date”).  Capitalized terms used in this Amendment but not defined herein shall have the same meaning given to such terms in the Registration Rights Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Investor are parties to that certain Registration Rights Agreement, dated March 3, 2014 (the “Registration Rights Agreement”);

WHEREAS, the Company and the Investor now desire to amend the Registration Rights Agreement as set forth in this Amendment;

WHEREAS, pursuant to Section 2.7 of the Registration Rights Agreement, the Registration Rights Agreement may only be amended as contemplated by this Amendment with the written consent of the Company and the Investor; and

WHEREAS, the Company and the Investor, by execution of this Amendment, have agreed to amend certain provisions of the Registration Rights Agreement to provide for the changes set forth herein.

NOW, THEREFORE, in consideration of the recitals set forth above and incorporated herein, and for other good and valuable consideration, the Registration Rights Agreement is hereby amended as follows:

1. Amendment. Section 1.2(c)(iii) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

(iii)during the period starting with the date of the filing of, and ending on a date ninety (90) days following the effective date of, a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

2. Amendment. Section 1.5(a) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

(a)

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days, or, in the case of a registration on Form S-3 for a period of not less than three years, or, in either case, if earlier, until the distribution contemplated in the Registration Statement has been completed, provided, however that the Company shall be permitted to suspend the use of such Form S-3 on no more than two occasions during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding forty-five (45) days (which period may not be extended or renewed), (i) if the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably determines would not be in the best interests of the Company, with any such determination evidenced by a certificate furnished to the Holders a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board, or (ii) during any period in which directors and officers of the Company are prohibited from trading securities of the Company; provided that the Company shall not register any securities for its own account or that of any other shareholder during any period covered by any deferral pursuant to this Section 1.5(a). Any such deferral shall terminate at such earlier time as the filing or continued use of the applicable Registration Statement would no longer so affect or require such premature disclosure or upon the end of such period;

3. Amendment. Section 1.5(i) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows (to delete “and” at the end of the clause):

(i) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

4. Amendment. Section 1.5 of the Registration Rights Agreement is hereby amended to add new sections (j), (k) and (l) as follows:

(k) have appropriate officers of the Company prepare and make presentations at any “road shows;”

(l)  furnish to each underwriter participating in such registration, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion of counsel to the Company, (ii) a “negative assurances letter” of the legal counsel representing the Company for the purposes of such registration, and (iii) a comfort letter and “bring-down” comfort letter from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions, letters or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests; and

(m)  use its reasonable efforts to take such other steps that are customarily taken by issuers necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

5. Amendment. Section 1.13 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

1.13Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after December 31, 2026 or, as to any Holder holding one and one-half percent (1.5%) or less of the outstanding shares of the Company, such earlier time at which all Registrable Securities held by such Holder (and any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule  144) can be sold in a single transaction without registration in compliance with Rule  144 of the Act.

6. Miscellaneous. Except as specifically amended herein, the remaining terms and provisions of the Registration Rights Agreement shall not be affected by this Amendment and shall continue in full force and effect.  On and after the effectiveness of this Amendment, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Registration Rights Agreement, as amended by this Amendment.

7. Severability.  If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Governing Law.  This Amendment shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.  Any action with respect to this Amendment shall be brought in the state courts of Delaware or the US District Court for the District of Delaware.

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IN WITNESS WHEREOF, the parties have adopted this Amendment as of the date set forth above.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Bradford J. Shafer
Executive Vice President and
General Counsel

First Amendment of Registration Rights Agreement

GLAXO GROUP LIMITED

By:	/s/ John Sadler
	Name:	John Sadler
	Title:	Authorized Signatory
For and on behalf of Edinbugh
Pharmaceutical Industries Limited
Corporate Director

First Amendment of Registration Rights Agreement